UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2022

Canna-Global Acquisition Corp

(Exact name of registrant as specified in its charter)

Delaware	001-41102	86-3692449
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4640 Admiralty Way, Suite 500

Marina Del Rey, California 90292

(Address of principal executive offices, including zip code)

310-496-5700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, par value $0.000001 per share, and one redeemable warrant	CNGLU	The Nasdaq Stock Market LLC
Class A common stock included as part of the units	CNGL	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	CNGL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On July 1, 2022, Mr. Peng Kong, a member of the Board of Directors (the “Board”) of Canna-Global Acquisition Corp (the “Company”) and the Chair of the Audit Committee and Member of the Compensation Committee, notified the Company of his intention to resign from the Company’s Board of Directors due to a recent governmental appointment that prohibits his service on a corporate board, effective July 1, 2022. Mr. Kong did not advise the Company of any disagreement with the Company on any matter relating to its operations, policies or practices.

Appointment of Director

On July 1, 2022, the Board appointed Ms. Christine, Cho to serve as a member of the Board. She was also appointed to the Audit Committee of the Board and the Compensation Committee of the Board, replacing Mr. Kong upon his departure. Ms. Cho is well-regarded for her impressive depth of experience and demonstrated history of working in the financial services and audit industry most recently as a director for CTBC Financial Holding Co., Ltd. Ms. Cho started her career at Ernst & Young for eight years in the Los Angeles and Malaysia offices where she specialized in audit matters.

There are no arrangements or understandings between Ms. Cho and any other person, in each case, pursuant to which Ms. Cho was appointed to serve on the Board. There are no family relationships between Ms. Cho and any other director or executive officer of the Company and there have been no transactions between Ms. Cho and the Company in the last fiscal year, and none are currently proposed, that would require disclosure under Item 404(a) of Regulation S-K.

In accordance with the Company’s customary practice, the Company will also enter into its standard form of indemnification agreement with Ms. Cho, which agreement is filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (File No. 333-258619) filed with the SEC on November 30, 2021.

Ms. Cho’s compensation as Director includes the receipt of 1,000 shares of the Company’s Class B common stock, par value $0.000001 per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 8, 2022

CANNA-GLOBAL ACQUISITION CORP

By:	/s/ J. Gerald Combs
J. Gerald Combs
Chief Executive Officer